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                                                               EXHIBIT 12(D)


                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE          ONE FRANKLIN SQUARE
                       BOSTON, MASSACHUSETTS 02110-2624      1301 K STREET, N.W.
30 Kennedy Plaza                (617) 951-7000                    SUITE 800 EAST
PROVIDENCE, RI 02803-2358     FAX:(617) 951-7050       WASHINGTON, DC 20005-3333
(401) 455-4400                                                    (202) 826-3900
FAX:(401) 455-4401                                           FAX: (202) 826-3961


                                March 12, 1999




WM Trust II
1201 Third Avenue, Suite 2210
Seattle, Washington 98101


Ladies and Gentlemen:

     We hereby consent to the filing as exhibits to your Registration Statement on Form N-14 (File No. 333-66477) of our three opinions, each dated March 5, 1999 and each addressed to you, as to certain tax matters related to the transactions carried out pursuant to such Registration Statement.



                                       Very truly yours,

                                       /s/  Ropes & Gray

                                       Ropes & Gray